UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 23, 2006

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1 - 9482

Delaware	64-0740905
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At its March 15, 2006 meeting, the Board of Directors (the “Board”) of Hancock Fabrics, Inc. (“Hancock”) approved the format of a new short-term incentive compensation bonus program (the "Bonus Program"), designed to replace the Extra Compensation Plan and the Officer Incentive Compensation Plan. On March 23, 2006, the actual bonus opportunity for each individual was ratified by the Board and the employees were notified. In the past, bonuses were paid largely based on Hancock’s performance; however, the Board believes it is important to also consider an individual’s own performance when paying bonuses. Under the Bonus Program, all salaried employees at the Hancock corporate office and distribution center are eligible to participate. However, in order to receive a bonus under the Bonus Program, Hancock must achieve at least one of three specified Cash Flow from Operations goals (Minimum, Target and Maximum) in 2006. For participants classified as Senior Manager and above, if one of the three Cash Flow levels is achieved, then 50% of the bonus opportunity at that level will be paid to each participant and between 0% and another 50% will be paid to each participant based on his/her achievement of individual operating goals. For participants classified as Manager and Administrative, payout will depend solely on Hancock reaching one of its Cash Flow goals.

Payouts, if any, cap at 25%, 50% and 75%, respectively, of salary at the Chief Executive Officer and the Executive Vice President positions, depending on whether the Minimum, Target or Maximum goal is reached. The caps are at 20%, 40% and 50%, respectively for the Senior Vice President position and continue to descend for the levels below Senior Vice President.

In addition, the Board amended its 2001 Stock Incentive Plan (the "Stock Incentive Plan") in order to add a performance-based feature to Hancock’s restricted stock program. Prior to the amendment, restricted stock grants were contingent only on the employee staying with Hancock for a given period of time. However, the Board believes it is also important to have a portion of such grants be contingent on Hancock achieving certain financial goals. Under the amended Stock Incentive Plan, all employees at the Hancock corporate office and distribution center that are classified as Senior Manager and above are eligible. Each participant will receive shares of Hancock's common stock, with the only restriction being that the participant must stay employed with Hancock for four years (the "Base Award"). Other shares could be issued to the participants, but only if Hancock achieves certain goals related to FIFO EBIT, which is defined as earnings before interest and taxes based on a first in, first out method of accounting for inventories, in either 2006, 2007 or 2008 (the "Performance Award"). If earned, such shares will vest immediately upon achieving the goal.

The Base Award made to the Chief Executive Officer totaled 15,000 shares, while awards to the Executive Vice President and the individual Senior Vice Presidents were 10,000 and 5,000, respectively. Performance Awards, if any are earned, would be either one, two or three times the Base Awards, depending on which goal level is achieved.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s annual report on Form 10-K applicable to the fiscal year ending January 31, 2006. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Bruce D. Smith ____
Bruce D. Smith
Senior Vice President
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 29, 2006